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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ergo Science Corporation to register 200,000 shares of common stock of our report, dated March 1, 1996, on our audits of the consolidated financial statements of Ergo Science Corporation as of December 31, 1995 and 1994, and for the two years then ended, which report is included in the Company's 1995 Annual Report on Form 10-K.



                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 26, 1996